Exhibit 10.1

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (the “Agreement”), dated as of July __, 2026, is entered into by and between TOP Financial Group Limited, an exempted company incorporated under the laws of the Cayman Islands with offices located at 101 Cecil Street, #13-05, Tong Eng Building, Singapore 069533 (the “Company”), and the undersigned holder of the Warrant (as defined below) (the “Holder”), with reference to the following facts:

WHEREAS, the Holder has previously acquired that certain Warrant to Purchase Class A Ordinary Shares (the “Warrant”), currently exercisable into such aggregate number of Class A Ordinary Shares as set forth on the signature page of the Holder attached hereto, pursuant to that certain Securities Purchase Agreement, dated as of March 25, 2026, by and between the Company and the Holder (the “Securities Purchase Agreement”).

WHEREAS, the parties now wish to enter into this Agreement in order to amend Section 2(c) of the Warrant.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Definitions and interpretation

1.1 Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1.2 The definition of the term “Warrant” as used in the Securities Purchase Agreement shall be deemed to include the warrant as amended hereunder.

2. Amendment to the Warrant.

2.1 Section 2(c) of the Warrant shall be amended and replaced with the following:

“(c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time during the term of this Warrant, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= the closing price of the Class A Ordinary Shares (as reflected on Nasdaq.com) on the Trading Day immediately preceding the date of the applicable Notice of Exercise;

(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in a cashless exercise, the Company and Holder each acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

2.2 The Company shall, promptly after the date hereof, issue the amended warrant (the “Amended Warrant”) in the form attached hereto as Exhibit A to the Holder.”

3. Representations and warranties

3.1 Each party to this Agreement represents and warrants to the other as of the date of this Agreement that:

(a) it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b) it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or managers or its stockholders or members in connection therewith; and

(c) the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

3.2 The Company represents and warrants to the Holder that any shares that may be issued as a result of this Agreement and the Amended Warrant have been duly authorized and, when issued in accordance with the terms of the Amended Warrant, shall be validly issued and duly authorized.

4. Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which, when taken together, shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5. Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

TOP FINANCIAL GROUP LIMITED

By:
Name:	Ka Fai Yuen
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

Aggregate Number of Class A Ordinary Shares issuable upon exercise of Warrant:	[NAME OF HOLDER]

By:
Name:

Address:

[ ]
Attention: [ ]
E-Mail: [ ]

Exhibit A

Amended Warrant

See attached

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